Tortoise Capital Resources Corp. Releases First Quarter 2012 Financial Results

Apr 9, 2012 - LEAWOOD, Kan.--(BUSINESS WIRE)-- Tortoise Capital Resources Corp. (NYSE: TTO) today announced its financial results for the first quarter ended Feb. 29, 2012, on Form 10-Q filed April 9, 2012.

Highlights

•	First quarter distribution of $0.11 with guidance of no less than $0.44 for 2012
•	TTO book value per share of $10.37 as of Feb. 29, 2012, compared to $9.85 per share last quarter
•	No material change to private securities portfolio

Quarterly Performance Review

The book value per share was $10.37 as of Feb. 29, 2012, compared to last quarter's $9.85 per share on Nov. 30, 2011. The fair value of the investment securities portfolio, excluding short-term investments, at Feb. 29, 2012, was $76.8 million, with $47.3 million of private securities and $29.5 million of publicly traded securities. The investment securities portfolio increased $7.9 million, as compared to Nov. 30, 2011. Of this increase, $2.5 million is attributable to trading securities and the remaining $5.4 million increase comes from other equity securities. High Sierra, one of the major holdings in the portfolio, drove the increase in equity securities.

TTO expects 2012 to be a year of transition during which the company will execute a plan of obtaining REIT status by 2013. During the 2012 calendar year assets acquired by TTO, if any, will be expected to create tax depreciation in order to shield all or a significant portion of any incremental income.

TTO holds publicly listed MLPs, which can be liquidated in order to help fund any future acquisitions. We expect to hold our private investments until an appropriate opportunity for liquidity is presented.

Distribution Guidance

On Feb. 6, 2012, the Company declared a dividend of $0.11 per share. The distribution was paid on March 1, 2012 to stockholders of record on Feb. 22, 2012. The dividend reinvestment amounted to 3.4 percent. Our portfolio of real property assets and investment securities generate cash flow to us from which we pay distributions to stockholders. As of the first quarter 2012, the most significant source of our stockholder distributions continues to be the distributions from our investment securities. We continue to believe that our investments should support a sustainable annualized distribution of no less than $0.44 per share.

Changes in Financial Reporting

As a result of the withdrawal of our election to be regulated as a BDC, we are no longer regulated by the Investment Company Act of 1940. Our reporting conforms to the format more commonly used by REITs. The 10-Q as filed for the period ended Feb. 29, 2012 reports TTO's first quarter financial results. As stated in the 10-K for the year ended Nov. 30, 2011, the consolidation of Mowood began when TTO withdrew its election to be treated as a BDC and began reporting financial results in accordance with general corporate reporting guidelines versus the AICPA Investment Company Audit Guide. Due to this transition, comparable prior year financial statements should be read in conjunction with the Management's Discussion & Analysis. Items on the consolidated statement of income for the period ended Feb. 28, 2011 have been reclassified and aggregated to conform to the presentation of results of operations for the period ended Feb. 29, 2012. Due to the change in strategy, income from investment securities is now reported in other income. Components of cash flows for the period ended Feb. 28, 2011 have also been reclassified and aggregated to conform to the presentation of cash flows for the period ended Feb. 29, 2012.

Earnings Call

Tortoise Capital Resources Corp. will host a conference call at 1:00 p.m. CT on Tuesday, April 10, 2012 to discuss its financial results for the quarter. Please dial-in to the call at 877-407-9210 approximately five to 10 minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com

A replay of the call will be available until 11:59 p.m. CT May 10, 2012, by dialing 877-660-6853. The ID # for playback is 286 and the Conference ID # is 390760. A replay of the webcast will also be available on Tortoise's website at www.tortoiseadvisors.com through April 10, 2013.

Proxy Statement

TTO filed a proxy statement, which includes the following proposals:

1.	To elect two directors of the Company, to hold office for a term of three years and until their successors are duly elected and qualified.
2.	To vote upon a proposal authorizing the Company's Board of Directors to amend the Company's Articles of Incorporation if the Company qualifies for and elects Real Estate Investment Trust status.
3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending November 30, 2012.
4.	To consider and take action upon such other business as may properly come before the meeting including the adjournment or postponement thereof.

Annual Stockholders' Meeting

TTO will host its Annual Meeting of Stockholders on June 6, 2012 at 1 p.m. CT at 11550 Ash Street, Suite 300 Leawood, Kansas 66211. The meeting can be accessed via conference call by dialing 877-407-9210.

The conference call will also be webcast simultaneously on the Investor Relations section of the company's website at www.tortoiseadvisors.com. A replay of the call will be available until 11:59 p.m. CT on July 6, 2012 by dialing 877-660-6853. The ID # for playback in 286 and the Conference ID # is 390717. A replay of the webcast will also be available on the company's website at www.tortoiseadvisors.com through June 6, 2013.

About Tortoise Capital Resources Corp.

Tortoise Capital Resources Corp. (NYSE: TTO) is an energy infrastructure asset financing company that provides capital to pipeline, storage and power transmission operators. TTO's portfolio includes companies and real assets with long-term, stable cash flows, limited commodity price sensitivity, and growth opportunities. TTO is managed by Corridor InfraTrust Management, LLC.

About Corridor InfraTrust Management

Corridor InfraTrust Management, LLC is an asset manager specializing in financing the acquisition or development of real property infrastructure assets. Corridor is Manager of Tortoise Capital Resources Corp, (NYSE: TTO). Corridor is an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy infrastructure investments with approximately $7.9 billion of assets under management as of March 31, 2012. For more information, visit Corridor's website at www.corridortrust.com.

Safe Harbor Statement

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Corridor InfraTrust Management, LLC believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Corridor InfraTrust Management, LLC do not assume a duty to update this forward-looking statement. Any distribution paid in the future to our stockholders will depend on the actual performance of the company, its costs of leverage and other operating expenses and will be subject to the approval of the company's Board and compliance with leverage covenants.

Tortoise Capital Resources Corporation
CONSOLIDATED BALANCE SHEETS
	February 29, 2012	November 30, 2011
	(unaudited)
Assets
Trading securities, at fair value	$29,503,101	$27,037,642
Other equity securities, at fair value	47,269,729	41,856,730
Leased property, net of accumulated depreciation of $470,895 and $294,309, respectively	13,655,954	13,832,540
Cash and cash equivalents	3,470,268	2,793,326
Property and equipment, net of accumulated depreciation of $1,540,523 and $1,483,616, respectively	3,799,102	3,842,675
Escrow receivable	1,677,052	1,677,052
Accounts receivable	2,215,991	1,402,955
Intangible lease asset, net of accumulated amortization of $194,626 and $121,641, respectively	900,145	973,130
Lease receivable	1,185,381	474,152
Prepaid expenses	217,800	140,017
Receivable for Adviser expense reimbursement	-	121,962
Deferred tax asset	-	27,536
Other assets	322,001	107,679
Total Assets	104,216,524	94,287,396

Liabilities and Stockholders' Equity
Liabilities
Management fees payable to Adviser	247,381	365,885
Distribution payable to common stockholders	1,009,462	-
Accounts payable	507,814	597,157
Line of credit	1,045,000	-
Long-term debt	2,237,355	2,279,883
Lease obligation	87,860	107,550
Deferred tax liability	3,428,378	-
Accrued expenses and other liabilities	489,382	510,608
Total Liabilities	9,052,632	3,861,083
Stockholders' Equity
Warrants, no par value; 945,594 issued and outstanding
at February 29, 2012 and November 30, 2011
(5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, non-convertible, $0.001 par value; 9,176,889 shares issued and outstanding at February 29, 2012 and 9,176,889 shares issued
and outstanding at November 30, 2011 (100,000,000 shares authorized)	9,177	9,177
Additional paid-in capital	94,673,276	95,682,738
Accumulated deficit	(889,261)	(6,636,302)
Total Stockholders' Equity	$95,163,892	$90,426,313
Total Liabilities and Stockholders' Equity	$104,216,524	$94,287,396

Tortoise Capital Resources Corporation
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	For the three months ended February 29, 2012	For the three months ended February 28, 2011
Revenue
Sales revenue	$2,437,310	$-
Lease income	638,244
Total Revenue	3,075,554	-

Expenses
Cost of sales	2,004,672	-
Management fees, net of expense reimbursements	247,381	234,680
Professional fees	108,578	80,876
Depreciation expense	246,805	-
Operating expenses	172,641	-
Directors' fees	14,581	14,573
Interest expense	27,409	-
Other expenses	57,260	58,394
Total Expenses	2,879,327	388,523
Gain (loss) from Operations	196,227	(388,523)

Other Income
Net distributions and dividend income on securities	85,262	561,786
Net realized and unrealized gain (loss) on trading securities	2,862,272	1,422,329
Net realized and unrealized gain (loss) on other equity securities	6,069,194	(744,584)
Total Other Income	9,016,728	1,239,531
Income before income taxes	9,212,955	851,008
Taxes
Current tax expense	(10,000)	-
Deferred tax (expense) benefit	(3,455,914)	262,262
Income tax (expense) benefit, net	(3,465,914)	262,262
Net Income	5,747,041	$1,113,270

Earnings Per Common Share:
Basic and Diluted	$0.63	$0.12

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	9,176,889	9,146,506
Dividends declared per share	$0.11	$0.10

Tortoise Capital Resources Corporation
CONSOLIDATED STATEMENTS OF EQUITY (Unaudited)

	Capital Stock
	Shares	Amount	Warrants	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total
Balance at November 30, 2009	9,078,090	$9,078	$1,370,700	$101,929,307	$(19,012,500)	$84,296,585
Net Income					14,666,874	14,666,874
Distributions to stockholders sourced as return of capital				(3,915,124)		(3,915,124)
Reinvestment of distributions to stockholders	68,416	69		430,769		430,838
Balance at November 30, 2010	9,146,506	9,147	1,370,700	98,444,952	(4,345,626)	95,479,173
Net Income					2,922,143	2,922,143
Distributions to stockholders sourced as return of capital				(3,755,607)		(3,755,607)
Reinvestment of distributions to stockholders	30,383	30		252,212		252,242
Consolidation of wholly-owned subsidiary				741,181	(5,212,819)	(4,471,638)
Balance at November 30, 2011	9,176,889	9,177	1,370,700	95,682,738	(6,636,302)	90,426,313
Net Income					5,747,041	5,747,041
Distributions to stockholders sourced as return of capital				(1,009,462)		(1,009,462)

Balance at February 29, 2012	9,176,889	$9,177	$1,370,700	$94,673,276	$(889,261)	$95,163,892

Tortoise Capital Resources Corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	For The Three Months Ended February 29, 2012	For The Three Months Ended February 28, 2011
Operating Activities
Net Income	$5,747,041	$1,113,270
Adjustments:
Distributions received from investment securities	1,053,007	305,725
Deferred income tax, net	3,455,914	(262,262)
Depreciation expense	246,805	-
Amortization of intangible lease asset	72,985	-
Amortization of assumed debt premium	(42,527)	-
Realized and unrealized gain on trading securities	(2,862,272)	(1,422,329)
Realized and unrealized (gain) loss on other equity securities	(6,069,194)	744,584
Changes in assets and liabilities:
Decrease in interest, dividend and distribution receivable	-	42,811
Increase in lease receivable	(711,229)	-
Increase in accounts receivable	(813,036)	-
Increase in prepaid expenses and other assets	(292,105)	(5,971)
Increase in management fees payable to Adviser, net of expense reimbursement	3,458	16,389
Decrease in accounts payable	(89,343)	-
Decrease in accrued expenses and other liabilities	(21,226)	(6,489)
Net cash (used in) provided by operating activities	$(321,722)	$525,728
Investing Activities
Purchases of long-term investments	-	(7,970,756)
Proceeds from sales of long-term investments	-	8,177,504
Proceeds from sale of property and equipment	3,076	-
Purchases of property and equipment	(29,722)	-
Net cash provided by (used in) investing activities	$(26,646)	$206,748
Financing Activities
Payments on lease obligation	(19,690)	-
Advances from revolving line of credit	1,045,000	-
Net provided by financing activities	$1,025,310	$-
Net change in cash and cash Equivalents	676,942	732,476
Cash and cash equivalents at beginning of year	2,793,326	1,466,193
Cash and cash equivalents at end of quarter	$3,470,268	$2,198,669
Supplemental Disclosure of Cash Flow Information
Interest paid	$11,665	$-
Income taxes paid	$96,000	$-

Tortoise Capital Resources Corp.
Pam Kearney, 866-362-9331
Investor Relations
info@tortoiseadvisors.com
Source: Tortoise Capital Resources Corp.